UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2015
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On August 5, 2015, the Board of Directors of the Company (the “Board”), acting upon the recommendation of its Nominating, Governance and External Affairs Committee, appointed Claus-Michael Dill to the Board, effective immediately. Mr. Dill has been appointed as a Class III Director and as such will be nominated for election at the Company’s 2016 annual general meeting of shareholders. He has been named to the Audit Committee and to the Risk and Finance Committee of the Board. Mr. Dill is a former director of Catlin Group Limited ("Catlin"), which the Company recently acquired.  The Company previously announced it had expected to appoint to its Board - in addition to Stephen Catlin, who was appointed to the Board at closing of the transaction -  another former Catlin director who met applicable independence qualifications and other criteria.
As disclosed in the Form 8-K12B relating to the Company’s redomestication to Ireland, filed with the Securities and Exchange Commission on July 1, 2010, all other directors and the secretary of the Company have entered into indemnification agreements with XLIT Ltd. (formerly XL Group Ltd.); accordingly, Mr. Dill entered into such an indemnification agreement effective August 5, 2015. There are no arrangements or understandings between Mr. Dill and any other person pursuant to which he was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.
In connection with the appointment of Mr. Dill as a director of the Company, and pursuant to the terms of the Company's Amended & Restated Directors Stock & Option Plan (the "Plan"), the Board approved a grant to Mr. Dill on August 7, 2015 of fully vested ordinary shares equal to the pro-rated portion of the value of the annual equity award granted to non-employee members of the Board for their service between May 2015 and April 2016. The number of Shares to be granted will be determined using the last reported sale price of the Company’s ordinary shares on August 7, 2015.
In addition, the Company has also agreed to pay Mr. Dill a retainer fee equal to the pro rata cash portion of the annual Board and Audit Committee retainer fees payable to non-employee members of the Board and Audit Committee, respectively, until the Company's 2016 annual general meeting of shareholders.
The press release issued by the Company on August 6, 2015 announcing the appointment of Mr. Dill to the Board is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release (“XL Group plc announces the appointment of Claus-Michael Dill to its Board of Directors”) dated August 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XL Group plc
(Registrant)

Date: August 6, 2015	By:	/s/ Kirstin Gould
Kirstin Gould General Counsel and Secretary